EXHIBIT 8.1

SEASPAN CORPORATION

SUBSIDIARIES

COMPANY NAME	INCORPORATION JURISDICTION	OWNERSHIP
Seaspan HHI Holding 2638-2640-2642 Ltd.	Marshall Islands	Seaspan Corporation owns 100%
Seaspan HHI 2638 Ltd.	Marshall Islands	Seaspan HHI Holding 2638-2640-2642 owns 100%
Seaspan HHI 2640 Ltd.	Marshall Islands	Seaspan HHI Holding 2638-2640-2642 owns 100%
Seaspan HHI 2642 Ltd.	Marshall Islands	Seaspan HHI Holding 2638-2640-2642 owns 100%
Seaspan YZJ Holding 1006-1008 Ltd.	Marshall Islands	Seaspan Corporation owns 100%
Seaspan YZJ 1006 Ltd.	Marshall Islands	Seaspan YZJ Holding 1006-1008 owns 100%
Seaspan YZJ 1008 Ltd.	Marshall Islands	Seaspan YZJ Holding 1006-1008 owns 100%
Seaspan Finance I Co. Ltd.	Marshall Islands	Seaspan Corporation owns 100%
Seaspan Finance II Co. Ltd.	Marshall Islands	Seaspan Corporation owns 100%
Seaspan Finance III Co. Ltd.	Marshall Islands	Seaspan Corporation owns 100%
Seaspan Investment I Ltd	Marshall Islands	Seaspan Corporation owns 100%
Seaspan YZJ Holding 983-985-993 Ltd.	Marshall Islands	Seaspan Corporation owns 100%
Seaspan YZJ 983 Ltd.	Marshall Islands	Seaspan Corporation owns 100%
Seaspan YZJ 985 Ltd.	Marshall Islands	Seaspan Corporation owns 100%
Seaspan YZJ 993 Ltd.	Marshall Islands	Seaspan Corporation owns 100%
Seaspan Holding 140 Ltd.	Marshall Islands	Seaspan Corporation owns 100%
Seaspan 140 Ltd.	Marshall Islands	Seaspan Holding 140 Ltd. owns 100%
Seaspan (Asia) Corporation	Marshall Islands	Seaspan Corporation owns 100%
Seaspan Containership 2180 Ltd.	Marshall Islands	Seaspan (Asia) Corporation owns 100%
Seaspan Containership 2177 Ltd.	Marshall Islands	Seaspan (Asia) Corporation owns 100%
Seaspan Containership 2181 Ltd.	Marshall Islands	Seaspan (Asia) Corporation owns 100%
Seaspan Containership S452 Ltd.	Marshall Islands	Seaspan (Asia) Corporation owns 100%
Seaspan Management Services Ltd.	Bermuda	Seaspan Corporation owns 100%
Seaspan Advisory Services Ltd.	Bermuda	Seaspan Management Services Ltd. owns 100%
Seaspan Ship Management Ltd.	British Columbia	Seaspan Management Services Ltd. owns 100%
Seaspan Crew Management Ltd.	Bahamas	Seaspan Ship Management Ltd. owns 100%
Seaspan Crew Management India Private Limited	India	Seaspan Ship Management Ltd. owns 0.01% and Seaspan Crew Management Ltd. owns 99.99%